Exhibit (2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of Firsthand Technology Value Fund, Inc.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 21, 2012